UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/29/2012

Stereotaxis, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50884

Delaware	94-3120386
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

4320 Forest Park Avenue, Suite 100, St. Louis, MO 63108
(Address of principal executive offices, including zip code)

314-678-6100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On February 29, 2012, Stereotaxis, Inc. (the "Company") entered into a Waiver Agreement (the "Waiver") with Silicon Valley Bank (the "Bank") with respect to the liquidity ratio financial covenant pursuant to that certain Loan and Security Agreement, dated March 11, 2009, as amended by a certain Second Amended and Restated Loan and Security Agreement, dated as of November 30, 2011, by and between the Company and the Bank (the "Original Agreement"). The following describes the material provisions of the Waiver.

Pursuant to the Waiver, the Bank waived the testing of the liquidity ratio financial covenant contained in the Original Agreement solely for the compliance period ended February 29, 2012.

A copy of the Waiver is being filed as Exhibit 10.1 hereto, and the information contained therein is hereby incorporated by reference herein.

Item 2.02.    Results of Operations and Financial Condition

On March 5, 2012, Stereotaxis, Inc. issued a press release (the "Press Release") setting forth its financial results for the fourth quarter of fiscal year 2011 and the year ended December 31, 2011. A copy of the Press Release is being filed as Exhibit 99.1 hereto, and the statements contained therein are incorporated by reference herein.

In accordance with General Instruction B.2. of Form 8-K, the information contained in Item 2.02 and Exhibit 99.1 attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

10.1 Waiver Agreement by and among Silicon Valley Bank, Stereotaxis, Inc. and Stereotaxis International, Inc., dated February 29, 2012

99.1 Stereotaxis, Inc. Press Release dated March 5, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stereotaxis, Inc.

Date: March 05, 2012	By:	/s/ Karen Witte Duros
Karen Witte Duros
Sr. Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	Waiver Agreement by and among Silicon Valley Bank, Stereotaxis, Inc. and Stereotaxis International, Inc., dated February 29, 2012
EX-99.1	Stereotaxis, Inc. Press Release dated March 5, 2012